Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter ended March 31, 2014

Houston, Texas—May 13, 2014—GeoMet, Inc. (OTCQB: GMET; NASDAQ: GMETP) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter ended March 31, 2014.

Financial and Operating Results

As a result of meeting all of the relevant criteria established under GAAP, we have classified all of our remaining productive assets as Assets held for sale and all related liabilities as Liabilities held for sale, both in the Condensed Consolidated Balance Sheets (Unaudited) as of March 31, 2014. Additionally, the related operating activities are presented as discontinued operations in the Condensed Consolidated Statements of Operations (Unaudited) for the three months ended March 31, 2014 and 2013.

For the quarter ended March 31, 2014, GeoMet reported net income of $0.8 million. Included in net income was a $1.2 million loss on natural gas derivatives. For the quarter ended March 31, 2013, GeoMet reported a net loss of $5.8 million. Included in the net loss was a $5.5 million loss on natural gas derivatives.

For the quarter ended March 31, 2014, GeoMet reported net loss available to common stockholders of $0.4 million, or $0.01 per fully diluted share. Included in net income available to common stockholders for the quarter ended March 31, 2014 were non-cash charges of $0.6 million for accretion of preferred stock and $0.6 million for paid-in-kind (“PIK”) dividends paid on preferred stock. For the quarter ended March 31, 2013, GeoMet reported a net loss available to common stockholders of $7.3 million, or $0.18 per fully diluted share. Included in the net loss available to common stockholders for the quarter ended March 31, 2013 were charges of $0.5 million for accretion of preferred stock and $1.1 million for PIK dividends paid on preferred stock.

Revenues for the quarter ended March 31, 2014 were $9.7 million, as compared to $10.9 million for the prior year quarter. The average natural gas price for the quarter ended March 31, 2014 was $5.05 per Mcf as compared to the prior year quarter average of $3.50 per Mcf.

Average net gas sales volumes for the quarter ended March 31, 2014 were 21.3 MMcf per day, a 38% decrease from the same quarter in 2013 of which 29% resulted from the June 2013 sale of our Alabama assets and 9% resulted from decreased production related to our horizontal Pinnate wells in our remaining properties.

Forward-Looking Statements Notice

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are volatility of future natural gas prices, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved natural gas reserves, reductions in the borrowing base under our credit agreement made by our lenders, the sale of all or substantially all of our assets, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities & Exchange Commission (“SEC”). Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.geometinc.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

As of March 31, 2014, GeoMet was engaged in the production of natural gas from coal seams (“coalbed methane”). Its core area of operations was the Central Appalachian Basin of Virginia and West Virginia.

For more information please contact Tony Oviedo, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller, at (713) 287-2262 or toviedo@geometcbm.com.

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31,

	2014	2013
Expenses:
Depreciation, depletion and amortization	$113,817	$34,372
General and administrative	1,029,604	998,233
Restructuring costs	—	70,188
Total operating expenses	1,143,421	1,102,793

Other expense	(18,534)	(28,648)

Income tax expense	6,250	6,250

Discontinued operations	2,017,061	(4,617,223)

Net income (loss)	$848,856	$(5,754,914)

Accretion of Preferred Stock	(644,744)	(493,537)
Paid-in-kind dividends on Preferred Stock	(599,875)	(1,075,685)
Cash dividends paid on Preferred Stock	(568)	(633)

Net loss available to common stockholders	$(396,331)	$(7,324,769)

Net loss per common share—basic:
Net loss per common share from continuing operations	$(0.06)	$(0.07)
Income (loss) per common share from discontinued operations	0.05	(0.11)
Net loss per common share—basic	$(0.01)	$(0.18)

Net loss per common share—diluted:
Net loss per common share from continuing operations	$(0.06)	$(0.07)
Income (loss) per common share from discontinued operations	0.05	(0.11)
Net loss per common share—diluted	$(0.01)	$(0.18)

Weighted average number of common shares:
Basic	40,514,097	40,456,773
Diluted	40,514,097	40,456,773

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2014	December 31, 2013
ASSETS

Current Assets:
Cash and cash equivalents	$7,559,114	$8,108,272
Assets held for sale	46,451,620	—
Other current assets	111,927	3,593,547
Total current assets	54,122,661	11,701,819
Property and equipment—net	—	42,329,051
Other noncurrent assets	47,409	769,384
TOTAL ASSETS	$54,170,070	$54,800,254

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Liabilities held for sale	$87,242,070	$—
Current portion of long-term debt	—	71,550,000
Derivative liability—natural gas contracts	—	834,151
Other current liabilities	540,173	8,537,165
Total current liabilities	87,782,243	80,921,316
Asset retirement obligations	1,359,671	8,915,407
Derivative liability—natural gas contracts	—	709,571
Other long-term accrued liabilities	—	113,434
TOTAL LIABILITIES	89,141,914	90,659,728
Series A Convertible Redeemable Preferred Stock	44,649,612	43,404,993
Stockholders’ deficit	(79,621,456)	(79,264,467)
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT	$54,170,070	$54,800,254

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31,

	2014	2013
Net cash provided by operating activities	$909,696	$4,815,636

Net cash provided by (used in) investing activities	91,714	(163,091)

Net cash used in financing activities	(1,550,568)	(4,504,451)

(Decrease) increase in cash and cash equivalents	(549,158)	148,094

Cash and cash equivalents at beginning of period	8,108,272	7,234,225

Cash and cash equivalents at end of period	$7,559,114	$7,382,319

GEOMET, INC. AND SUBSIDIARIES

OPERATING STATISTICS

FOR THE THREE MONTHS ENDED MARCH 31,

(in thousands, except per Mcf amounts)

	Three Months Ended March 31,
	2014	2013
Gas sales	$9,678	$10,879
Lease operating expenses	$2,552	$4,469
Compression and transportation expenses	1,674	1,839
Production taxes	578	550
Total production expenses	$4,804	$6,858
Net sales volumes (Consolidated) (MMcf)	1,916	3,108
Pond Creek and Lasher fields	1,376	1,452
Pinnate wells (Central Appalachian Basin)	540	753
Gurnee field (Cahaba Basin)	—	396
Black Warrior Basin fields	—	507
Per Mcf data ($/Mcf):
Average natural gas sales price (Consolidated)	$5.05	$3.50
Pond Creek and Lasher fields	$5.16	$3.60
Pinnate wells (Central Appalachian Basin)	$4.78	$3.40
Gurnee field (Cahaba Basin)	$—	$3.44
Black Warrior Basin fields	$—	$3.43
Average natural gas sales price realized (Consolidated)(1)	$4.55	$4.50
Lease operating expenses (Consolidated)	$1.33	$1.44
Pond Creek and Lasher fields	$1.21	$1.21
Pinnate wells (Central Appalachian Basin)	$1.65	$1.68
Gurnee field (Cahaba Basin)	$—	$2.77
Black Warrior Basin fields	$—	$0.67
Compression and transportation expenses (Consolidated)	$0.88	$0.59
Pond Creek and Lasher fields	$0.61	$0.58
Pinnate wells (Central Appalachian Basin)	$1.51	$1.04
Gurnee field (Cahaba Basin)	$—	$0.31
Black Warrior Basin fields	$—	$0.19
Production taxes (Consolidated)	$0.30	$0.18
Pond Creek and Lasher fields	$0.30	$0.19
Pinnate wells (Central Appalachian Basin)	$0.32	$0.15
Gurnee field (Cahaba Basin)	$—	$0.15
Black Warrior Basin fields	$—	$0.20
Total production expenses (Consolidated)	$2.51	$2.21
Pond Creek and Lasher fields	$2.12	$1.98
Pinnate wells (Central Appalachian Basin)	$3.48	$2.87
Gurnee field (Cahaba Basin)	$—	$3.23
Black Warrior Basin fields	$—	$1.06
Depletion (Consolidated)	$0.38	$0.47

(1)                  Average natural gas sales price realized includes the effects of realized gains and losses on derivative contracts.

GEOMET, INC.

CONSOLIDATED DERIVATIVE CONTRACT POSITIONS

At March 31, 2014, we had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor
April 2014 through December 2015	3,200,000	$4.30	$3.60
April 2014 through December 2015	3,200,000	$4.20	$3.50
	6,400,000